UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4352386
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series A
Junior Participating Preferred Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 1, 2004 (the “Registration Statement”) by Cheniere Energy, Inc., a Delaware corporation (the “Company”), relating to the rights distributed to the stockholders of the Company (the “Rights”) in connection with the Rights Agreement (the “Rights Agreement”), dated as of October 14, 2004, between the Company and U.S. Stock Transfer Corp., as Rights Agent (the “Rights Agent”).

The Registration Statement is hereby amended by adding the following text after the last paragraph of the Registration Statement:

On January 24, 2005, the Company and the Rights Agent entered into the First Amendment to Rights Agreement, dated January 24, 2005 (the “First Amendment”). The First Amendment amends the Rights Agreement to increase from $200 to $700 the “Purchase Price” payable upon exercise of a “Right” under the Rights Agreement.

The preceding summary of the principal terms of the First Amendment is a general description only and is subject to the detailed terms and conditions of the First Amendment, which is incorporated herein by reference to Exhibit 4.1 to this Registration Statement on Form 8-A/A.

ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibit

4.1	First Amendment to Rights Agreement, dated January 24, 2005, by and between the Company and U.S. Stock Transfer Corp., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 24, 2005).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHENIERE ENERGY, INC.

By:	/s/ Don A. Turkleson
Don A. Turkleson
Senior Vice President, Chief Financial Officer
and Secretary

Date: January 24, 2005

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	First Amendment to Rights Agreement, dated January 24, 2005, by and between the Company and U.S. Stock Transfer Corp., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 24, 2005).

4